SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                     -----------------------------------

                                 FORM 8-K



                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




                               July 24, 2001
                     ------------------------------------
                        (Date of earliest event report)


                            WEYERHAEUSER COMPANY
                     ------------------------------------
             (Exact name of registrant as specified in charter)



            Washington            1-4825              91-0470860
            ----------            ------              ----------
         (State or other        (Commission         (IRS Employer
         jurisdiction of        File Number)        Identification
         incorporation or                              Number)
           organization)


                        Federal Way, Washington 98063-9777
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                     (Address of principal executive offices)
                                 (zip code)

                 Registrant's telephone number, including area code:
                              (253) 924-2345
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Item 5.  Other Events

On July 24, 2001, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash.-Weyerhaeuser Company (NYSE: WY) today reported second quarter net earnings of $171 million, or 78 cents per share, on net sales of $3.9 billion. This compares with $203 million, or 89 cents per share, on sales of $4.2 billion for the second quarter of 2000.

Net earnings for second quarter 2001 include a gain of 7 cents per share for a one-time reduction in deferred taxes due to a lower Canadian corporate tax rate and 3 cents per share charge for costs associated with Westwood Shipping Line's transition to a new charter fleet. Last year's second-quarter earnings include an after-tax charge of 36 cents per share to cover estimated costs of a nationwide class action settlement and claims related to hardboard siding.

For the first six months of 2001, net earnings before non-recurring items were
$295 million, or $1.35 per share.   This compares with $529 million, or $2.29
per share, for the same period last year.

"Our ability to deliver strong earnings despite the challenges many of our businesses experienced during the second quarter demonstrates the progress we're making in integrating our recent acquisitions and streamlining our operations," said Steven R. Rogel, Weyerhaeuser chairman, president and chief executive officer. "These steps - combined with a strong balance sheet - have positioned the company to manage through the difficult market conditions we expect in the third quarter."

Results for the second quarter by segment were:

 . Timberlands - Operating earnings were $129 million compared with $160 million last year. The domestic log market improved early in the quarter due to stronger lumber prices, but weakened as the quarter ended. Export markets softened throughout the quarter with no signs of improvement. Weyerhaeuser expects third quarter harvest levels to be seasonally lower with further reductions possible due to dry conditions in the West.

 . Wood Products - Operating earnings were $110 million compared with $124 million for the same quarter last year. Markets rebounded during the quarter with stronger prices for most products. Overall demand for wood products was strong during the quarter due to higher housing starts, a trend that is expected to continue through the third quarter. As the quarter ended, prices were weakening. Uncertainty around lumber supply is expected to result in continued pricing volatility.

 . Pulp, Paper and Packaging - Operating earnings were $95 million compared with $237 million in the second quarter of 2000. The segment performed well despite challenging market conditions and production curtailments. During the quarter, prices for paper-grade market pulp dropped significantly, and fine paper prices began to weaken. Weyerhaeuser took approximately 410,000 tons during the quarter of market, maintenance and strike-related downtime in its pulp, paper and packaging operations. Market conditions are expected to remain difficult given the strong U.S. dollar and weak global economic conditions.

 . Real estate and related assets - Earnings of $62 million. This compares with $80 million last year, which included a gain of $21 million on the sale of assets within a real estate joint venture. Given the strong six-month backlog of existing orders and favorable mortgage rates, the company expects its real estate business to continue to perform well in the third quarter.

In other second quarter pre-tax items, Weyerhaeuser said:

 . It achieved an additional $21 million in synergies related to the integration of MacMillan Bloedel and Trus Joist during the quarter. Charges during the second quarter for the integration were $4 million. To date, Weyerhaeuser has achieved $194 million in synergies from these two acquisitions while incurring one-time costs of $75 million. The company remains ahead of its goal of achieving $200 million in synergies before the end of 2002.

 . The estimated effect on earnings associated with the Association of Western Pulp and Paper Workers (AWPPW) strike of four West Coast facilities totaled $16.5 million.

The company will hold a live conference call on July 24 to discuss results of the second quarter at 8 a.m. PDT (11 a.m. EDT). The call may be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

Listeners may also access the conference call from within North America by dialing 1-877-888-3490 at least 15 minutes prior to the start of the conference or from outside North America by dialing 1-416-695-5261. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0081 within North America and at 1-416-695-9728 from outside North America.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2000, sales were $16 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
                                                   --------------------

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This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

                                # # #

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WEYERHAEUSER COMPANY

                                          By     /s/ K.J. Stancato
                                                -------------------------------
                                          Its:	Vice President and Controller

Date:  July 27, 2001
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